Exhibit 99.3

PAR PETROLEUM CORPORATION

Subscription Rights to Purchase Shares of Common Stock

Offered Pursuant to Subscription Rights

Distributed to Stockholders

of Par Petroleum Corporation

July 22, 2014

Dear Stockholder:

This letter is being distributed by Par Petroleum Corporation (“we,” “us,” “our”) to all stockholders of record of shares of our common stock, par value $0.01 per share, pursuant to transferable subscription rights issued to all holders of record of shares of common stock at the close of business on July 21, 2014. The rights and common stock are described in the accompanying prospectus supplement covering the rights and the shares of common stock issuable upon their exercise dated July 22, 2014 (together with the accompanying base prospectus, the “Prospectus”).

In the rights offering, we are offering an aggregate of 6,364,512 shares of common stock, as described in the Prospectus.

The rights will expire, if not exercised prior to 5:00 p.m., New York City time, on August 13, 2014, unless we extend the offering period.

Your subscription rights entitle you to the basic subscription privilege and the oversubscription privilege. With your basic subscription privilege, you may purchase 0.21 shares of our common stock for every subscription right you hold, by delivery of the required documents and payment of the exercise price of $16.00 per whole share. There is no minimum number of shares you must purchase as a result of the exercise of your subscription rights, but you may not purchase fractional shares. The subscription agent will deliver to you certificates representing the shares that you purchase upon the exercise of your subscription rights as soon as practicable after the rights offering has expired. If you fully subscribe your basic subscription privilege, you may also subscribe for additional shares that other stockholders do not purchase through exercise of their basic subscription privilege, by delivery of the required documents and payment of the exercise price, before the expiration of the rights offering. Fractional shares or cash in lieu of fractional shares will not be issued in the rights offering. Instead, fractional shares of our common stock resulting from the exercise of the basic subscription privilege and the oversubscription privilege will be rounded down to the nearest whole share of common stock.

If all of the subscription rights are not exercised under the basic subscription privilege, we will issue additional shares to stockholders who exercise their oversubscription privilege. If there are not enough shares to satisfy all subscriptions made under the oversubscription privilege, we will allocate the remaining shares pro rata, after eliminating all fractional shares, among those oversubscribing stockholders. “Pro rata” means in proportion to the total number of shares held by such stockholders, including the number of shares each stockholder subscribed for under the basic subscription privilege. If there is a pro rata allocation of the remaining shares and you receive an allocation of a greater number of shares than you subscribed for under your oversubscription privilege, then we will allocate to you only the number of shares for which you subscribed under your oversubscription privilege. We will allocate the remaining shares among all other stockholders exercising their oversubscription privileges.

If you exercised your oversubscription privilege and are allocated less than all of the shares for which you wished to subscribe, your excess payment for shares that were not allocated to you will be returned by mail or wire transfer of immediately available funds, without interest or deduction, as soon as reasonably practicable after the expiration date. The subscription agent will deliver to you certificates representing the shares which you purchased as soon as reasonably practicable after the expiration date and after all pro rata allocations and adjustments have been completed.

If the conditions to the completion of the rights offering are not satisfied or the rights offering is otherwise terminated, your funds will be returned to you as soon as practicable, without interest or deduction.

You may exercise your subscription rights by providing the following to the subscription agent at the address set forth below so they are received at or prior to 5:00 p.m., New York City time, on the expiration date:

•	your properly completed and executed rights certificate with any required signature guarantees or other supplemental documentation; and

•	your full exercise price payment for each share subscribed for based upon your basic subscription privilege and (if applicable) your oversubscription privilege.

All of the above must be received by the subscription agent by the expiration date at the following address:

By hand, mail or overnight courier:

American Stock Transfer & Trust Company

Operations Center

Attn: Exchange Department

6201 15th Avenue

Brooklyn, NY 11219

Fax Transmission: 718-234-5001

Telephone number for Confirmation (Toll Free): 877-248-6417 or 718-921-8317

If your payment is being made by an uncertified personal check you must allow significant additional time for your check to clear at or prior to 5:00 p.m., New York City time, on the expiration date, and your subscription rights will not be deemed exercised until such uncertified check clears. The method of delivery of any documentation and/or payment to the subscription agent is at your own risk. Overnight courier or hand delivery is recommended. If you choose to use regular mail, however, it is recommend that you use insured, registered mail, return receipt requested.

Once you have exercised the basic subscription privilege or oversubscription privilege, your exercise may not be revoked in whole or in part at any time before or after the expiration date. Subscription rights not exercised prior to the expiration date will expire and be of no further value. If you desire to exercise the basic subscription privilege or oversubscription privilege, and time will not permit your rights certificate or other required documents to reach the subscription agent before the expiration date, or the procedures for exercise described above cannot be completed on a timely basis, you may nonetheless exercise if (i) the exercise is effected through an eligible institution, (ii) prior to the expiration date, the subscription agent receives by facsimile transmission, mail or hand delivery from such eligible institution a properly and validly completed and duly executed notice of guaranteed delivery substantially in the form provided by us, and (iii) the rights certificate and all other required documents are received by the subscription agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Our ability to utilize our net operating loss carryforwards would be substantially reduced or eliminated if we were to undergo an ownership change within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended. In order to reduce the risk of an ownership change, our certificate of incorporation restricts the ability of any holder of 5% or more of our common stock to sell or otherwise transfer any shares owned by such holder or to purchase or otherwise acquire shares of our common stock. Our certificate of incorporation also restricts the ability of any other holder to make an acquisition of our common stock which will result in total ownership by such stockholder of 5% or more of our common stock. These restrictions will apply unless and until we determine that such acquisition will not result in an unreasonable risk of an ownership change. We have the right, in our sole and absolute discretion, to limit the exercise of subscription rights, including instructing the subscription agent to refuse to honor any exercise of subscription rights by 5% stockholders or stockholders who would become 5% holders upon exercise of their subscription rights. See “The Rights Offering — Certificate of Incorporation Restrictions; Escrow Protection Mechanics” in the Prospectus for more information.

The rights are transferable during the course of the rights offering. If you purchase rights and the rights offering is not completed, the purchase price paid for such rights will not be returned to you.

All commissions, fees and other expenses (including brokerage commissions and transfer taxes), other than fees and expenses of the subscription agent and the information agent, incurred in connection with the exercise of the rights will be for the account of the holder of the rights, and none of such commissions, fees or expenses will be paid by us or the subscription agent.

Enclosed are copies of the following documents:

1.	The Prospectus;

2.	A rights certificate evidencing the rights for which you are the holder of record;

3.	Instructions as to Use of Par Petroleum Corporation Rights Certificates (including a Notice of Important Tax Information and Guidelines for Request for Taxpayer Identification Number and Certification on IRS Form W-9); and

4.	Form of Notice of Guaranteed Delivery.

Your prompt action is requested. To exercise the rights, you should deliver the properly completed and signed rights certificate and IRS Form W-9 or W-8, with payment of the exercise price in full for each share of common stock subscribed for pursuant to the basic subscription privilege and the oversubscription privilege, to the subscription agent, as indicated in the Prospectus. The subscription agent must receive the rights certificate and related forms with payment of the exercise price prior to the expiration date. A rights holder cannot revoke the exercise of its rights. Rights not exercised prior to the expiration date will expire. Neither we nor the subscription agent undertakes any responsibility or action to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures. You bear the risk of delivery of all documents and payments, and neither we nor the subscription agent have any responsibility for such deliveries.

Additional copies of the enclosed materials may be obtained from D.F. King & Co., Inc., the information agent. The information agent’s telephone number is (800) 967-4607. Any questions or requests for assistance concerning the rights offering should be directed to the information agent.

Very truly yours,

Par Petroleum Corporation